CENTRAL FEDERAL CORPORATION
Exhibit 32.1
Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer
In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-QSB for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Mark S. Allio, Chairman of the Board, President and Chief Executive Officer of the Company, and Therese Ann Liutkus, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Dated: November 13, 2007	By:	/s/ Mark S. Allio
Mark S. Allio
Chairman of the Board, President and Chief Executive Officer

Dated: November 13, 2007	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer

32.